                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------


     Set forth below is a list of certain subsidiaries of the Company at April 1, 2001. All of the voting securities of each named subsidiary are owned by the Company or by another subsidiary of the Company.

Subsidiaries
------------

     Eckerd Corporation (Delaware)
     J. C. Penney Direct Marketing Services, Inc.(Delaware)
     J. C. Penney Funding Corporation (Delaware)
     J. C. Penney Life Insurance Company (Vermont)
     J. C. Penney Properties, Inc. (Delaware)
     JCP Realty, Inc. (Delaware)
     Thrift Drug, Inc. (Delaware)

     Separate financial statements are filed for J. C. Penney Funding Corporation, which is a consolidated subsidiary, in a separate Annual Report on Form 10-K.

     The names of other subsidiaries have been omitted because these unnamed subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.